As filed with the Securities and Exchange Commission on August 14, 2025

Registration No. 333-286802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Protalix BioTherapeutics, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	65-0643773
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2 University Plaza, Suite 100 Hackensack, NJ 07601 (201) 696-9345
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dror Bashan, President and Chief Executive Officer Protalix BioTherapeutics, Inc. 2 University Plaza, Suite 100 Hackensack, NJ 07601 (201) 696-9345
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Anna T. Pinedo Brian D. Hirshberg Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020-1001 (212) 506-2500

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Protalix BioTherapeutics, Inc. (the “Company”) is filing this Pre-Effective Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-3 (Registration No. 333-286802) (the “Registration Statement”) as an exhibits-only filing to file an updated auditor consent in Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed exhibits. The prospectus is unchanged and has been omitted.

Item 16. List of Exhibits.

Number	Description
1.1*	Form of Underwriting Agreement
4.1*	Form of Certificate of Designation for Preferred Stock
4.2*	Form Specimen of Certificate representing Preferred Stock
4.3	Indenture for Senior Securities (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 333-286802) filed April 28, 2025)
4.4	Indenture for Subordinated Securities (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-286802) filed April 28, 2025)
4.5*	Form of Warrant Agreement and Form of Warrant Certificate
5.1	Opinion of Mayer Brown LLP as to the validity of the securities registered hereunder (incorporated herein by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-3 (File No. 333-286802) filed April 28, 2025)
23.1**	Consent of Kesselman & Kesselman, Certified Public Accountants (Israel), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1) (incorporated herein by reference to Exhibit 23.2 to the Company’s Registration Statement on Form S-3 (File No. 333-286802) filed April 28, 2025).
24.1	Power of Attorney (incorporated herein by reference to the Company’s Registration Statement on Form S-3 (File No. 333-286802) filed April 28, 2025)
25.1* †	Form T-1 Statement of Eligibility of Trustee for Indenture for Senior Securities under the Trust Indenture Act of 1939
25.2* †	Form T-1 Statement of eligibility of Trustee for Indenture for Subordinated Securities under the Trust Indenture Act of 1939
101	Interactive Data File
107	Filing Fee Table (incorporated herein by reference to Exhibit 107 to the Company’s Registration Statement on Form S-3 (File No. 333-286802) filed April 28, 2025)

* To be filed by amendment or as an exhibit to a current report of the Company on Form 8-K and incorporated herein by reference.

** Filed herewith.

† To be filed pursuant to Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as applicable.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on the 14th day of August, 2025.

PROTALIX BIO THERAPEUTICS, INC.

By:	/s/ Dror Bashan
Dror Bashan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Date

/s/ Dror Bashan	President, Chief Executive Officer	August 14, 2025
Dror Bashan	(Principal Executive Officer) and Director

*	Sr. Vice President, Chief Financial Officer, Treasurer and	August 14, 2025
Eyal Rubin	Secretary (Principal Financial and Accounting Officer

*	Chair of the Board of Directors	August 14, 2025
Eliot Richard Forster, Ph.D.

*	Director	August 14, 2025
Amos Bar Shalev

*	Director	August 14, 2025
Shmuel “Muli” Ben Zvi, Ph.D.

*	Director	August 14, 2025
Pol F. Boudes, M.D.

*	Director	August 14, 2025
Gwen A. Melincoff

*	Director	August 14, 2025
Aharon Schwartz, Ph.D.

* Dror Bashan, by signing his name hereto, does hereby sign this document on behalf of each of the persons named above pursuant to the powers of attorney filed with the Securities and Exchange Commission.

By:	/s/ Dror Bashan
Dror Bashan
President and Chief Executive Officer